Exhibit 10.2(c)

PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (together with the Performance Share Award Grant Notice to which this Agreement is attached, the “Agreement”) is made as of the Date of Grant set forth in the Grant Notice by and between CryoLife, Inc., a Florida corporation (the “Company”), and _________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan, the Grant Notice, or this Performance Share Award Agreement.

1.Award.  Effective as of the Date of Grant set forth in the Grant Notice above (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs set forth in the Grant Notice (the “Target PSUs”) on the terms and conditions set forth in the Grant Notice, the Performance Share Award Agreement, and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, except as to treatment upon a Change of Control Event in which the terms of this Agreement control.  To the extent earned, each PSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, the Performance Share Award Agreement, and the Plan; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of shares of Stock that may be earned hereunder in respect of this Award may range from ___% to ___% of the Target PSUs.  Unless and until the PSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the PSUs.  Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.Vesting of PSUs.  Except as otherwise set forth in Section 3(b), the PSUs shall vest and become Earned PSUs in accordance with the Participant’s satisfaction of the vesting requirements and schedule set forth in the Grant Notice and based on the extent to which the Company has satisfied the Performance Goals set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the end of the Performance Period (and any PSUs that do not become Earned PSUs shall be automatically forfeited).  Unless and until the PSUs have vested and become Earned PSUs as described in the preceding sentence, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs.

3.Effect of Termination of Employment or Service.  [Effect of termination of employment will be determined by the Committee for each agreement.]

4.Settlement of PSUs.  As soon as administratively practicable following the date on which the PSUs vest, but in no event later than [DATE] of the calendar year following the vesting date, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of shares of Stock equal to the number of Earned PSUs; provided, however, that any fractional PSU that becomes earned hereunder shall be rounded down at the time shares of Stock are issued in settlement of such PSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion.  The value of shares of Stock shall not bear any interest owing to the passage of time.  Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5.Tax Withholding.  Unless and until satisfactory arrangements (as determined by the Committee) have been made by Participant with respect to the payment of federal, state, local, or foreign income, the Company will withhold employment and other taxes which the Committee determines must be withheld (“Tax Related Items”) with respect to the Stock so issuable. The Committee hereby allows Participant, pursuant to such procedures as the Committee may specify from time to time, to satisfy such Tax Related Items, in whole or in part (without limitation) by one or more of the following:  (a) paying cash; or (b) electing to have the Company withhold otherwise deliverable shares of Stock having a Fair Market Value, as defined in the Plan, equal to the amount of the Tax Related Items required to be withheld. If the obligation for Tax Related Items is satisfied by withholding a number of shares of Stock as described above, Participant will be deemed to have been issued the full number of shares of Stock subject to the vested PSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Related Items due as a result of any aspect of the Award. If Participant fails to make satisfactory arrangements for the payment of the Tax Related Items at the time any portion of the Award is scheduled to vest, Participant will permanently forfeit such portion of the Award and no shares of Stock will be issued to Participant pursuant to them.

6.Non-Transferability.  During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed.  Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts, or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

7.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, shares of Stock will not be issued hereunder unless: (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8.Legends.  If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations, and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed.  If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

9.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions, or other rights in respect of any such shares of Stock.

10.Execution of Receipts and Releases.  Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee, or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder.  As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee, or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Earned PSUs.

11.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs hereunder pursuant to the Grant Notice or the Performance Share Award Agreement, shall confer upon the Participant the right to continued employment by any Eligible Employer, or any other entity, or affect in any way the rights of an Eligible Employer to terminate such employment relationship at any time. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

12.Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners, or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 12 shall be cumulative and in addition to any other remedies to which such party may be entitled.

13.Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Participant, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal business address.

14.Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via the Company’s electronic mail system or by reference to a location on the Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

15.Agreement to Furnish Information.  The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

16.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties, and agreements between the parties with respect to the PSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting, and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan.

17.Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

18.Clawback.  Notwithstanding any provision in the Grant Notice, this Performance Share Award Agreement, or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the CryoLife,

Inc. Board of Directors from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

19.Governing Law. This Agreement, THE RIGHTS OF THE PARTIES AND ALL ACTIONS ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION HEREWITH, SHALL BE Governed by and construed in accordance with the laws of the UNITED STATES OF AMERICA AND OF THE State of GeORGIA, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF GEORGIA OR OF ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLIcATION OF THE LAWS OF ANY other JURISDICTION OTHER THAN THOSE OF the STATE OF GEORGIA.

20.Successors and Assigns.  The Company may assign any of its rights under this Agreement without the Participant’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

21.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

22.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Delivery of an executed counterpart of this Agreement by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Agreement.

23.Section 409A. The PSUs are intended to be exempt from or compliant with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”).  If the Participant is deemed to be a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs or payment of Dividend Equivalents upon his “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following Employee’s separation from service and (b) the Participant’s death.  Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.